Exhibit 10.33

2019 Executive Bonus Plan, as amended on April 30, 2019

In April 2019, our board of directors amended the 2019 Executive Bonus Plan, which we refer to as the 2019 Bonus Plan, as amended. Our named executive officers are participants in the 2019 Bonus Plan, as amended. The 2019 Bonus Plan, as amended provides for non-equity incentive compensation based upon the combined achievement of billings growth and cash-based EBIT margin in fiscal year 2019, which we refer to as the financial goal.

The threshold level of achievement of the financial goal of billings growth and cash-based EBIT margin is at least 85.71%. If we achieve 85.71% of the financial goal, participants will receive 50% of the target incentive. For achievement of the financial goal between the threshold and target of 100%, the overall incentive payment scales linearly between 50% and 100%. For achievement of the financial goal between the target of 100% and 114.29% of the financial goal, the overall incentive payment scales linearly between 100% and 200%. The maximum level of the incentive payments is 200%, or 114.29% of achievement.

All bonuses under the 2019 Bonus Plan, as amended are subject to the participant maintaining minimum performance standards, as determined by us, and remaining employed through the date a bonus is paid out.